UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2023

BIG LOTS, INC.
(Exact name of registrant as specified in its charter)

Ohio	001-08897	06-1119097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4900 E. Dublin-Granville Road, Columbus, Ohio 43081
(Address of principal executive offices) (Zip Code)

(614) 278-6800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common shares	BIG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).
                                Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.

On August 25, 2023, Big Lots, Inc. ("we," "us," "our" or "Company") completed the previously announced sale leaseback transactions contemplated by the Agreement for Purchase and Sale of Real Property (the "PSA") entered into on June 30, 2023 between three wholly-owned subsidiaries of the Company and an affiliate of Blue Owl Capital ("Blue Owl") for the Company’s distribution center located in Apple Valley, California (the "California DC") and 22 Company store locations in seven states (collectively, the "Property"). Two of the Company store locations that the Company previously announced would be included in the sale leaseback transactions have been excluded from the transactions and two other store locations remain subject to continuing due diligence and other customary closing conditions and are expected to close in the third quarter of fiscal 2023. The gross proceeds from the sale of the Property totaled $300 million and the net proceeds, after expenses and taxes, are expected to be approximately $294 million.

On August 25, 2023, in connection with the closing of the sale leaseback transactions, a wholly-owned subsidiary of the Company (the "Lessee") entered into individual long-term absolute net leases (the "Leases") with affiliates of Blue Owl (the "Lessors") with respect to the California DC and each store included in the Property. The California DC Lease provides for an initial term of 20 years with two five-year renewal options and one four-year renewal option. The California DC Lease requires Lessee to pay base cash rent subject to an annual 2% escalation. The California DC lease contains customary events of defaults and provides Lessor with customary remedies upon the occurrence of an event of default.

The Company has provided payment and performance guaranties of its subsidiaries’ obligations under the PSA and the Leases. Blue Owl leases the Company’s other four regional distribution centers to wholly-owned subsidiaries of the Company. A copy of the lease applicable to the California DC is attached as Exhibit 10.1 and is incorporated by reference herein.

Also on August 25, 2023, in connection with the closing of the sale leaseback transactions, a wholly-owned subsidiary of the Company and an affiliate of Blue Owl entered into an amendment to the lease agreement applicable to the Company’s distribution center located in Columbus, Ohio that extends the expiration date of the initial term of the lease by approximately five years to July 31, 2040. A copy of the amendment to the lease applicable to the Company’s distribution center located in Columbus, Ohio is attached as Exhibit 10.2 and is incorporated by reference herein.

Item 1.02 Termination of a Material Definitive Agreement.

On March 15, 2023, AVDC, LLC ("AVDC"), a wholly-owned subsidiary of the Company, the Company and certain of its subsidiaries, as guarantors, Bankers Commercial Corporation ("BCC"), the rent assignees parties thereto ("Rent Assignees" and, together with BCC, "Participants"), MUFG Bank, Ltd., as collateral agent for the Rent Assignees (in such capacity, "Collateral Agent"), and MUFG Bank, Ltd., as administrative agent for the Participants, entered into a Participation Agreement (the "Participation Agreement"), pursuant to which the Participants funded $100 million to Wachovia Service Corporation ("Prior Lessor") to finance BCC’s purchase of the California DC from the Prior Lessor. Also on March 15, 2023, AVDC entered into a Lease Agreement and supplement to the Lease Agreement (collectively, the "Lease" and together with the Participation Agreement and related agreements, the "Operative Agreements") pursuant to which BCC leased the California DC to AVDC. On August 25, 2023, in connection with the closing of the sale leaseback transactions referenced in Item 1.01 above, the Company used approximately $101 million of the net proceeds from the sale leaseback transactions to fully pay off and terminate the Operative Agreements.

Item 2.02    Results of Operations and Financial Condition.

On August 29, 2023, the Company issued a press release (the "Earnings Press Release") and conducted a conference call, both of which: (i) reported our unaudited results for the second quarter of fiscal 2023; (ii) provided guidance for the third and fourth quarters of fiscal 2023; and (iii) directed listeners to an investor presentation published on our website on our results for the second quarter of fiscal 2023 (the "Investor Presentation").

The Earnings Press Release, the conference call and the Investor Presentation included "non-GAAP financial measures," as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). Specifically, the following non-GAAP financial measures were included: (i) adjusted selling and administrative expenses; (ii) adjusted selling and administrative expense rate; (iii) adjusted depreciation expense; (iv) adjusted depreciation expense rate; (v) adjusted operating loss; (vi) adjusted operating loss rate; (vii) adjusted income tax expense (benefit); (viii) adjusted effective income tax rate; (ix) adjusted net loss; (x) adjusted diluted (loss) earnings per share; (xi) adjusted operating expenses; and (xii) adjusted operating expense rate.

The non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) the following items for the periods noted:

Item	Fiscal 2023 Second Quarter	Fiscal 2023 Second Quarter Year-to-Date	Fiscal 2022 Second Quarter	Fiscal 2022 Second Quarter Year-to-Date
After-tax adjustment for synthetic lease exit costs and related expenses of $0.03 million, or $0.00 per diluted share	X
After-tax adjustment for synthetic lease exit costs and related expenses of $39.8 million, or $1.37 per diluted share		X
After-tax adjustment for forward distribution center contract termination costs and related expense of $6.7 million, or $0.23 per diluted share	X
After-tax adjustment for forward distribution center contract termination costs and related expense of $13.8 million, or $0.48 per diluted share		X
After-tax adjustment for store asset impairment charges of $0.7 million, or $0.02 per diluted share	X
After-tax adjustment for store asset impairment charges of $62.7 million, or $2.15 per diluted share		X
After-tax adjustment for gain on sale of real estate and related expenses of $2.6 million, or $0.09 per diluted share	X
After-tax adjustment for gain on sale of real estate and related expenses of $5.5 million, or $0.19 per diluted share		X
After-tax adjustment for fees related to a cost reduction and productivity initiative of $4.1 million, or $0.14 per diluted share	X	X
After-tax adjustment for valuation allowance on deferred tax assets of $147.9 million, or $5.07 per diluted share	X
After-tax adjustment for valuation allowance on deferred tax assets of $147.9 million, or $5.08 per diluted share		X
After-tax adjustment to exclude store asset impairment charges of $18.1 million, or $0.63 per diluted share			X	X

The Earnings Press Release and the Investor Presentation posted in the Investor Relations section of our website contain a presentation of the most directly comparable financial measure calculated and presented in accordance with GAAP and a reconciliation of the difference between the non-GAAP financial measures and the most directly comparable financial measures calculated and presented in accordance with GAAP.

Our management believes that disclosure of the non-GAAP financial measures provides useful information to investors because the non-GAAP financial measures present an alternative and more relevant method for measuring our operating performance, excluding special items included in the most directly comparable GAAP financial measures, which our management believes are more indicative of our ongoing operating results and financial condition. These non-GAAP financial measures, along with the most directly comparable GAAP financial measures, are used by our management to evaluate our operating performance.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP. Non-GAAP financial measures as reported by us may not be comparable to similarly titled items reported by other companies.

Attached as exhibits to this Form 8-K are copies of the Earnings Press Release (Exhibit 99.1), the transcript of our August 29, 2023 conference call (Exhibit 99.2) and the Investor Presentation (Exhibit 99.3), including information concerning forward-looking statements and factors that may affect our future results. The information in Exhibits 99.1, 99.2 and 99.3 is being furnished, not filed, pursuant to Item 2.02 of this Form 8-K. By furnishing the information in this Form 8-K and the attached exhibits, we are making no admission as to the materiality of any information in this Form 8-K or the exhibits.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth under Item 1.01 and Item 1.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

Certain portions of the exhibits marked with an asterisk (*) have been excluded from the exhibit pursuant to Item 601(b)(10)(iv) of Regulation S-K.

(d)	Exhibits

	Exhibit No.	Description

	99.1	Big Lots, Inc. press release on operating results and guidance dated August 29, 2023.

	99.2	Big Lots, Inc. edited conference call transcript dated August 29, 2023.

	99.3	Big Lots, Inc. investor presentation on our results for the second quarter of fiscal 2023 dated August 29, 2023.

	10.1*	Lease Agreement dated August 25, 2023 between BLBO Tenant, LLC and Big AVCA Owner LLC relating to the registrant’s distribution center located in Apple Valley, California.

	10.2*	Lease Amendment dated August 25, 2023 between Big Lots Stores, LLC and BigCOOH002 LLC relating to the registrant’s distribution center located in Columbus, Ohio.

	104	Cover Page Interactive Data File (formatted as Inline XBRL).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG LOTS, INC.

Date: August 31, 2023	By:	/s/ Ronald A. Robins, Jr.
Ronald A. Robins, Jr.
Executive Vice President, Chief Legal and Governance Officer, General Counsel and Corporate Secretary